UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE STAFFING GROUP LTD.

(Exact name of registrant as specified in its charter)

Nevada	99-0377457
(State or other jurisdiction of Incorporation)	(IRS Employer Identification No.)

125 Townpark Drive, Suite 300, Kennesaw, GA 30144

(Address of principal executive offices, including zip code)

Securities to be registered under Section 12 (b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-185083

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, (the “Common Stock”) of The Staffing Group Ltd., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and the Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on January 17, 2013, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1 filed with the Securities and Exchange Commission on November 21, 2012
3.2	Bylaws (incorporated by reference to Exhibit 3.1 of the Form S-1 filed with the Securities and Exchange Commission on November 21, 2012

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

THE STAFFING GROUP LTD.

Date:	July 1, 2016	By:	/s/ Kimberly Thompson
		Name:	Kimberly Thompson
		Title:	Chief Executive Officer

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